Exhibit 23.2

Consent of Lee Keeling and Associates, Inc.
Independent Petroleum Engineers

               We consent to the incorporation by reference in this Registration Statement on Form S-8 of the reserve report contained in our “Estimated Reserves and Future Net Revenue of Arena Resources, Inc. Oil and Gas Properties Effective December 31, 2007” included in Arena Resources, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Lee Keeling and Associates, Inc.

June 20, 2008